                                LNB Bancorp, Inc.

                             Exhibit to Form 10 - K/A

                  (for the fiscal year ended December 31, 2000)

                         S - K Reference Number (99.2)



               Annual report on Form 11-K of The Lorain National Bank
                 Stock Purchase Plan (registration number 33-65034)
                  for the plan year ended December 31, 2000 filed
                 as an amendment to the annual report on Form 10-K.

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON D.C. 20549

                                FORM 11-K

FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS AND
SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934




[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2000

Note: This Form 11-K is being filed as an amending Appendix to the Form
      10-K of LNB Bancorp, Inc. for the fiscal year ended December 31, 2000 pursuant to Rule 15d-21, therefore no fee is required.


      [   ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934
For the transition period from                   to
                                ----------------    -----------




Commission file number 0-13203




                  THE LORAIN NATIONAL BANK STOCK PURCHASE PLAN
                  --------------------------------------------
                            (Full title of the plan)



         Lorain National Bank   457 Broadway   Lorain, Ohio 44052-1769
         -------------------------------------------------------------
        (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                             REQUIRED INFORMATION

Audited plan financial statements and schedules prepared in accordance with the financial reporting requirements of the Employee Retirement Income Securities Act of 1974, as amended, are filed herewith in lieu of the requirements of an audited statement of financial condition and statement of income and changes in plan equity.

Financial Statements and Exhibits

A) The following financial statements and schedules are filed as part of this annual report:

     1)   Independent Auditors' Report

     2)   Statements of Net Assets Available for Distribution to
          Participants - December 31, 2000 and 1999

     3) Statements of Changes in Net Assets Available for Distribution to Participants - Years ended December 31, 2000 and 1999

     4)   Notes to Financial Statements

     5) Schedule H, line 4i - Schedule of Assets (Held at End of Year) - December 31, 2000

6) Schedule H, line 4j - Schedule of Reportable Transactions - Year ended December 31, 2000

B) The following Exhibit is filed as part of this annual report:

     24.  Consent of Independent Accountants

(COVER EMBOSSED WITH LOGO)
KPMG LLP
One Cleveland Center
1375 East Ninth Street, Suite 2600
Cleveland, OH 44114-1796

The Lorain National Bank
Stock Purchase Plan

Financial Statements and Schedules

December 31, 2000 and 1999

(With Independent Auditors' Report Thereon)

The Lorain National Bank
Stock Purchase Plan

Table of Contents

                                                       Page

      Independent Auditors' Report                       1

      Statements of Net Assets Available for Distribution
       To Participants, December 31, 2000 and 1999       2

      Statements of Changes in Net Assets Available for
       Distribution to Participants, Years ended
       December 31, 2000 and 1999                        3

      Notes to Financial Statements                      4

      Schedules

      1 Schedule H, line 41 - Schedule of Assets
         (Held at End of Year) - December 31, 2000       8

      2 Schedule H, line 4j - Schedule of Reportable
          Transactions - Year ended December 31, 2000    9

(LETTERHEAD)
(LOGO)
KPMG LLP
One Cleveland Center
1375 East Ninth Street, Suite 2600
Cleveland, OH 44114-1796

                         Independent Auditors' Report

The Plan Administrator
The Lorain National Bank
Sponsor of The Lorain National Bank
 Stock Purchase Plan:

We have audited the accompanying statements of net assets available for distribution to participants of The Lorain National Bank Stock Purchase Plan
(Plan) as of December 31, 2000 and 1999, and the related statements of changes in net assets available for distribution to participants for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for distribution to participants of the Plan as of December 31, 2000 and 1999, and the changes in those assets for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, line 4i-Schedule of Assets (Held at End of Year) as of December 31, 2000 and
Schedule H, line 4j - Schedule of Reportable Transactions for the year ended December 31, 2000 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP
April 16, 2001

(LOGO)
Member Firm of
KPMG International

                            THE LORAIN NATIONAL BANK
                              STOCK PURCHASE PLAN

       Statements of Net Assets Available for Distribution to Participants

                         December 31, 2000 and 1999



                  Assets                                2000      1999
                                                     --------- ---------
    Assets:
      Short-term cash investments                  $    28,671   131,298
      Investment, at fair value (notes 3 and 6)
        Common stock - LNB Bancorp, Inc.             2,718,761 2,780,075
      Dividends and interest receivable                 33,524    31,724
                                                     --------- ---------
                  Total assets                     $ 2,780,956 2,943,097


    Liabilities:
      Due to broker                                      6,639       -0-
                                                     --------- ---------
    Net assets available for distribution
      to participants                              $ 2,774,317 2,943,097
                                                     ========= =========


    See accompanying notes to financial statements.

                            THE LORAIN NATIONAL BANK
                              STOCK PURCHASE PLAN

              Statements of Changes in Net Assets Available for
                          Distribution to Participants

                     Years ended December 31, 2000 and 1999

                                                        2000       1999
                                                     ---------  ---------
  Additions:
    Investment income:
      Dividends                                     $  119,966   112,163
      Interest                                           5,491     4,758
      Net appreciation(depreciation)in fair
        value of investment  (note 3)                  108,220  (716,203)
                                                     ---------  ---------
              Total investment income(loss)            233,677  (599,282)
                                                     ---------  ---------
    Contributions:
      Employer                                         136,624   133,534
      Participants                                     273,227   267,046
                                                     ---------  ---------
              Total contributions                      409,851   400,580
                                                     ---------  ---------
              Total additions(deletions)               643,528  (198,702)

  Deductions-
    distributions to participants                     (812,308) (280,640)
                                                     ---------  ---------
    Decrease in net assets available for
    distribution to participants                      (168,780) (479,342)

  Net assets available for distribution to participants:
    Beginning of year                                2,943,097 3,422,439
                                                     --------- ---------
    End of year                                    $ 2,774,317 2,943,097
                                                     ========= =========

  See accompanying notes to financial statements.

                             THE LORAIN NATIONAL BANK
                               STOCK PURCHASE PLAN

                         Notes to Financial Statements

                          December 31, 2000 and 1999


(1)  Description of the Plan

     The following description of The Lorain National Bank Stock Purchase Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

     (a)   General

           The Plan is a defined contribution plan sponsored by The Lorain National Bank (Bank), a wholly owned subsidiary of LNB Bancorp, Inc., covering substantially all employees of the Bank. An employee is eligible to participate in the Plan on the January 1 or July 1 after the attainment of age 21 and completion of one year of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

           Under the terms of the Plan, the Investment and Trust Services Division of the Bank acts as trustee for the Plan and, as such, manages a trust fund which includes all of the Plan's assets. The Plan stipulates that employer and employee contributions will be invested in units of the LNB Bancorp, Inc. stock fund which consists of shares of stock of LNB Bancorp, Inc. and short-term cash investments.

     (b)   Bank Contributions

           The Bank is required to contribute to the Plan for each month, out of its current or accumulated earnings only, an amount equal to 50% of the participants' contributions for each month.

     (c)   Participants' Contributions

           A participant can make, through payroll deductions, contributions of one (1) to six (6) percent (in whole percentages) of their compensation. Changes in the amount of compensation paid to a participant will automatically effect a change in the amount of the contribution.

     (d)   Vesting of Contributions

           Each participant has a fully vested interest in the Bank's and their contributions as of the date payments are made.

     (e)   Withdrawals While Employed

           At any time, subject to certain restrictions, a participant may elect to withdraw all or a portion of their units.

      (f)   Distributions Upon Termination of Employment

           A participant whose employment terminates by reason of retirement on their early retirement date or on their normal retirement date, receives all units credited to their account. The participant may elect distribution of the units either in a single distribution or in annual, semiannual, quarterly, or monthly installments.

                           THE LORAIN NATIONAL BANK
                             STOCK PURCHASE PLAN

                         Notes to Financial Statements

                          December 31, 2000 and 1999

           A participant whose employment is terminated for any reason other than those designated above may receive a single distribution of all units credited to the participant.

     (g)   Plan Termination

           Although it has not expressed any intention to do so, the Bank has the right to terminate the Plan subject to the provisions set forth in ERISA. In the event of Plan termination, the assets of the Plan will be allocated as prescribed by ERISA and its related regulations.

     (h)   Plan Administrator

           The Plan Administrator is the President and Chief Executive Officer of the Bank.

(2)  Summary of Significant Accounting Policies

     (a)   Basis of Presentation

           The accompanying financial statements of the Plan have been prepared under the accrual method of accounting.

     (b)   Investment

           The fair value of the investment and changes therein are determined through the use of current quoted market values. Purchases and sales are recorded on a trade-date basis. Interest income is recorded on the accrual method of accounting.

     (c)   Use of Estimates in the Preparation of Financial Statements

           The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     (d)   Payment of Benefits

           Benefit payments to participants are recorded when paid.

     (e)   New Accounting Pronouncement

In June 1998, the Financial Accounting Standards Board issued SFAS
           No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 requires that an entity recognize all derivatives and measure those instruments at fair value.

                       THE LORAIN NATIONAL BANK
                          STOCK PURCHASE PLAN

                     Notes to Financial Statements
                      December 31, 2000 and 1999

     SFAS No. 133, is effective for fiscal years beginning after June 15, 2000. Pursuant to SFAS No. 137, the Plan is required to adopt SFAS No. 133 effective January 1, 2001. Management has determined that the impact of SFAS No. 133 on the Plan financial statements would be immaterial.

(3)  Investment

     The following table presents the fair value of the investment at December 31, 2000 and 1999:
                                       2000                 1999
                               --------------------  --------------------
                               Number      Fair      Number       Fair
                               of shares   Value     of shares    Value
     Common stock -            --------- ----------  --------- ----------
     LNB Bancorp, Inc.          124,639   2,718,761   126,368  $2,780,075
                               ========= ==========  ========= ==========

     During the years ended December 31, 2000 and 1999, the Plan's investment (including investments bought, sold, and held during the year) appreciated (depreciated) in value by $108,220 and $(716,203), respectively.

(4)  Federal Income Taxes

     The Internal Revenue Service issued its latest determination letter on June 24, 1996 which stated that the Plan and its underlying Trust, as designed, qualify under the applicable provisions of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. In the opinion of the Plan Administrator, the Plan and its underlying Trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

     As long as the Plan continues to be qualified under present federal income tax laws and regulations, participants will not be taxed on Bank contributions or on investment earnings on such contributions at the time such contributions and investment earnings are received by the Trustee, but may be subject to tax thereon at such time as they receive distributions under the Plan.

(5)  Administrative Expenses

     The administrative expenses of the Plan are paid by the Bank.

                       THE LORAIN NATIONAL BANK
                          STOCK PURCHASE PLAN

                     Notes to Financial Statements
                      December 31, 2000 and 1999

(6)  Party-in-interest Transactions

     The following is a summary of transactions in common stock of LNB Bancorp, Inc., 100% owner of the Bank, during the year ended
     December 31, 2000:                          Number
                                                of Shares     Fair Value
                                               ----------   ------------
            Balance at December 31, 1999        126,368      $ 2,780,075
              Purchases                          20,621          452,534
              Distributions                     (24,586)        (622,068)
              2% stock dividend                   2,236              -0-
              Net appreciation                        -          108,220
                                               ----------   ------------
            Balance at December 31, 2000        124,639      $ 2,718,761
                                               ==========   ============

(7)   Subsequent Event

      The Board of Directors of Lorain National Bank, the Corporation's wholly owned subsidiary, has authorized the Bank as employer and trustee to execute an Adoption Agreement for a 401(k) Profit Sharing Plan and Trust (the Plan), to be effective January 1, 2001. The Plan will amend The Lorain National Bank Stock Purchase Plan. The Plan is a deferred compensation arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The Plan will be submitted to the IRS for determination by the IRS that the Plan is qualified under Section 401(a) of the Internal Revenue Code and that its trust is qualified under Section 501(a) of the Internal Revenue Code. LNB Bancorp, Inc. intends for the Plan, in operation, to comply with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code. The Plan offers the investment choices of Money Market Mutual Funds, U. S. Treasury Index Funds, Equity Mutual Funds and LNB Bancorp, Inc. common stock.

                                                             Schedule 1


                            THE LORAIN NATIONAL BANK
                              STOCK PURCHASE PLAN

                                EIN: 34-0869480
                                PLAN NUMBER: 003





         Schedule H, line 4i - Schedule of Assets (Held at End of Year)

                            December 31, 2000


Column A    Column B               Column C            Column D  Column E
-------- ------------------   ------------------------- --------- --------
                             Description of investment
        Identity of issue,    including maturity date,
         borrower, lessor     rate of interest, collateral,       Current
        or similar party      par or maturity value       Cost    value
-------- -----------------   -------------------------- --------- --------

*       LNB Bancorp, Inc.    124,639 shares of       $1,434,733  2,718,761
                              LNB Bancorp, Inc.
                              common stock

*       Lorain National Bank Treasury Trust Fund         22,032     22,032
                                                     ========== ==========






* Party in interest




  See accompanying independent auditors' report.

                                                        Schedule 2

                           THE LORAIN NATIONAL BANK
                             STOCK PURCHASE PLAN

                              EIN: 34-0869480
                              PLAN NUMBER: 003

         Schedule H, line 4j - Schedule of Reportable Transactions
                        Year ended December 31, 2000

Series transactions, when aggregated, involving an amount in excess of 5% of the current value of Plan assets:

   Column A             Column B          Column C    Column D  Column E
--------------------  -----------------   ----------  --------  ---------
                                          Total       Total
                                          dollar      dollar
  Identity of          Description        value of    value     Lease
  party involved       of assets          purchases   of sales  rental
--------------------  -----------------   ----------  ---------  ---------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock;
                       120 purchases     $ 452,534        -          -
                       1 sale                   -         18         -

* Lorain National Bank Treasury Trust Fund;
                       40 purchases        394,778        -          -
                       108 sales                -    499,610         -
                                          ========== ========== ==========

Schedule of Reportable Transactions Continued
  Column A             Column B           Column F     Column G   Column H
--------------------  -----------------   ------------ --------- ---------
                                                                 Current
                                          Expenses                value of
                                          incurred               asset on
  Identity of         Description         with        Cost of  transaction
  party involved      of assets           transaction asset       date
--------------------  -----------------   ------------ --------  --------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock;
                       120 purchases            -      452,534    452,534
                       1 sale                   -           22         18

* Lorain National Bank Treasury Trust Fund;
                       40 purchases             -      394,778    394,778
                       108 sales                -      499,610    499,610
                                          ============ ========= ========

                                                           Schedule 2


                          THE LORAIN NATIONAL BANK
                            STOCK PURCHASE PLAN

                             EIN: 34-0869480
                             PLAN NUMBER: 003


     Schedule H, line 4j - Schedule of Reportable Transactions Continued
                        Year ended December 31, 2000



   Column A             Column B           Column I
--------------------  -----------------   ----------
  Identity of          Description         Net gain
  party involved       of assets           or (loss)
--------------------  -----------------   ----------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock;
                       120 purchases            -
                       1 sale                  (4)

* Lorain National Bank Treasury Trust Fund;
                       40 purchases             -
                       108 sales                -
                                          ==========




* Party in interest

  See accompanying independent auditors' report.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



               THE LORAIN NATIONAL BANK STOCK PURCHASE PLAN
               --------------------------------------------
                              (Name of Plan)




Date: June 28, 2001           By: /s/ Gregory D. Friedman
      -------------               ----------------------------
                                  Gregory D. Friedman, CPA
                                  Executive Vice President and
                                  Chief Financial Officer




                                  /s/ Mitchell J. Fallis
                                  ----------------------------
                                  Mitchell J. Fallis, CPA
                                  Vice President and
                                  Chief Accounting Officer

                              The Lorain National Bank
                                Stock Purchase Plan

                              Exhibit to Form 11 - K

                  (for the fiscal year ended December 31, 2000)

                            S - K Reference Number (24)


                         Consent of Independent Accountants.

(LETTERHEAD)
(LOGO)
KPMG LLP
One Cleveland Center
1375 East Ninth Street, Suite 2600
Cleveland, Ohio 44114-1796





                        Consent of Independent Accountants
                        ----------------------------------


The Plan Administrator
LNB Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement No. 33-65034 of LNB Bancorp, Inc. of our report dated April 16, 2001, relating to the statements of net assets available for distribution to participants of The Lorain National Bank Stock Purchase Plan as of December 31, 2000 and 1999, and the related statements of changes in net assets available for distribution to participants for the years then ended, which report appears in Amendment No. 1 to the 2000 annual report on Form 10-K of LNB Bancorp, Inc.







/s/ KPMG LLP
Cleveland, Ohio
June 26, 2001

(LOGO)
Member Firm of
KPMG International